Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Donna Granato
	950 Third Avenue, 5th Floor		VP, Finance & Corporate Development
	New York, NY 10022		646-429-1809
dgranato@mdc-partners.com

 MDC PARTNERS INC. ANNOUNCES PRICING OF $225 MILLION OF
11% SENIOR NOTES DUE 2016

NEW YORK, NY (October 20, 2009) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced that it has priced its offering of US$225 million aggregate principal amount of 11% senior notes due 2016 (the “Notes”) in a private offering.  MDC Partners intends to use the net proceeds of this offering to repay the outstanding balance under its senior secured credit facility maturing on June 17, 2012, to redeem its outstanding 8% convertible debentures due June 2010 and for general corporate purposes.

In addition, MDC Partners expects to enter into an agreement for a new 5-year US$75 million revolving credit facility to replace its current revolving credit facility that is scheduled to close contemporaneously with the Notes.

The Notes were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act.  The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.   MDC Partners has agreed, to the extent the Notes do not become freely transferable without restriction under the Securities Act following the one-year anniversary of their issuance, to file a Registration Statement with the U.S. Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About MDC Partners Inc.

MDC Partners is a progressive Marketing and Communications Network, championing the most innovative entrepreneurial talent. MDC Partners provides strategic solutions and services to multinational clients in North America, Europe and Latin America. Our philosophy emphasizes the utilization of Strategy and Creativity to drive growth and measurable impact. “MDC Partners is The Place Where Great Talent Lives.” The company’s Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements. MDC Partners’ representatives may also make forward-looking statements orally from time to time. Statements in this release that are not historical facts, including statements about MDC Partners’ beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and MDC Partners undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to the following:

•	risks associated with severe effects of national and regional economic downturn;
•	MDC Partners’ ability to attract new clients and retain existing clients;
•	the financial success of MDC Partners’ clients;
•	MDC Partners’ ability to retain and attract key employees;
•
MDC Partners’ ability to remain in compliance with its debt agreements and MDC Partners’ ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” options rights and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand MDC Partners’ business capabilities; and
•	foreign currency fluctuations.

MDC Partners’ business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. MDC Partners intends to finance these acquisitions by using available cash from operations, from borrowings under its senior secured credit facilities through incurrence of bridge or other debt financing, any of which may increase MDC Partners’ leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, MDC Partners may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by MDC Partners. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of MDC Partners’ securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.